Natural Gas Price Volatility Affects MDU Resources'
                             Earnings

Bismarck, ND - September 20, 2001 - MDU Resources Group, Inc.'s (NYSE:MDU) chairman of the board, president and chief executive officer, Martin A. White, stated, "Our company shares the feelings of our entire country - the feelings of great loss and shock that were created by the terrorist events last week. We join with all Americans in extending our sympathies to the victims' families and friends. We will do our part to help rebuild this great nation."

White noted that these tragic events, coupled with an economy that was already on a downturn, have resulted in significant uncertainty in the economy as a whole. Because of this uncertainty, and more specifically the extreme volatility in natural gas prices experienced this year, due in part to the state of the economy, the company expects a decrease in earnings per common share for the year 2001 from its prior guidance of $2.30 to $2.50. In addition, depending on the continuation of this dramatic decline in natural gas prices, the company may be required to take a noncash charge to earnings this year. This may be required under the Securities and Exchange Commission ceiling test for oil and gas properties. Current natural gas prices as reflected on the NYMEX are approximately one-third less than their historical five-year average and nearly 80 percent less than those experienced this January.

Given the current natural gas prices, next year's earnings are expected to be significantly lower than the 2002 earnings per common share consensus estimate per Zacks Investor Relations
Services of $2.61.

Despite the economic downturn, the company remains optimistic about its long-term growth objectives. The long-term goal continues to be to grow earnings per common share in the 10 percent to 12 percent range annually excluding the effects of short-term, year-to-year volatility. Customers will continue to demand the company's products and services, which are essential for every day living and for maintaining the infrastructure of America. "The country relies on electricity, natural gas, oil, roads, the power lines that move electricity, the cable that transmits information and many of the other products and services that MDU Resources provides," White said.

Even though the general economy has weakened, a number of positive events have taken place at the company. The construction materials and utility services businesses are both experiencing a good construction season with solid demand for new highway and electric transmission infrastructure. These businesses are expected to experience strong earnings growth well into the future. In addition, the pipeline and energy services segment is benefiting not only from increased natural gas transportation and storage services, but also from the pipeline and cable magnetization process and location services it now provides. The electric business, while not directly influenced by the situation in California, has benefited from the demand for wholesale sales in the central United States.

"Opportunities for further growth through acquisitions and continuing operational consolidations are excellent," White observed. "Our natural gas and oil exploration and production group continues to develop coalbed natural gas production in Wyoming and Montana. We believe we will still achieve a combined natural gas and oil production increase of nearly 30 percent this year over that for 2000. Production costs on this natural gas continue to be competitive with other sources." The overall financial performance of this business segment will depend in significant part on natural gas and oil pricing.

The company has entered into swap agreements and fixed price forward sales representing approximately 30 to 35 percent of 2001 estimated annual natural gas production. Natural gas swap prices range from $4.57 to $5.39 per Mcf based on NYMEX and $4.04 to $4.44 per Mcf for Rocky Mountain gas sales. In addition, approximately 30 to 35 percent of 2001 estimated annual oil production is hedged at NYMEX prices ranging from $27.51 to $29.22 per barrel. For 2002 the company has entered into oil swap agreements with average NYMEX prices in the range of $24.80 to $25.25 per barrel, representing approximately 20 to 25 percent of the company's estimated annual oil production. The company also has entered into a swap agreement and fixed price forward sales representing approximately 10 to 15 percent of 2002 estimated annual natural gas production. The 2002 natural gas swap is at an average NYMEX price of $4.34 per Mcf.

In addition, the company's pipeline and energy services group is in the planning stages for the potential construction of a 250-mile pipeline which would not only transport coalbed gas to market, but would allow use of the company's vast storage fields by markets beyond the pipeline's traditional markets. The company expects to file for Federal Energy Regulatory Commission approval of this project later this year.

White announced the recent formation of an independent power production division within MDU Resources to develop electric generation for targeted markets outside its traditional service territory. The company is also pursuing electric generation opportunities in Brazil. This project which requires a very modest $25 million equity investment, is being pursued with a respected Brazilian partner.

"Our approach on these projects is no different than the approach we have taken in executing our successful overall growth strategy," he said. "Projects must meet targeted returns commensurate with the associated risk. We are disciplined in our approach and we will not do a deal unless it makes economic sense for our stockholders. In fact, these projects are targeted toward a niche market where we are providing energy on a contract basis so that the risk should be minimal. Our balance sheet is strong and we continue to evaluate prospects for further growth in every line of our business."

The company will host a webcast September 21, 2001, beginning at 10 a.m. EDT. The event can be accessed at www.mdu.com. Listeners should go to the Web site up to 15 minutes before the event to register and download any necessary audio software. The webcast postview replay will also be available beginning at 3 p.m. EDT on September 21 through October 5.

The information in this release includes certain forward-looking statements, including statements by the chairman of the board, president and chief executive officer of MDU Resources, regarding earnings per share guidance, growth and efficiency strategies, business opportunities and production increases, within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the company believes that its expectations are based on reasonable assumptions, actual results may differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include natural gas and oil commodity prices and prevailing governmental policies and regulatory actions with respect to allowed rates of return, financings, or industry and rate structures, acquisition and disposal of assets or facilities, operation and construction of plant facilities, recovery of purchased power and purchased gas costs, present or prospective generation and availability of economic supplies of natural gas. Other important factors include the level of governmental expenditures on public projects and the timing of such projects, changes in anticipated tourism levels, the effects of competition (including but not limited to electric retail wheeling and transmission costs and prices of alternate fuels and system deliverability costs), drilling successes in natural gas and oil operations, the ability to contract for or to secure necessary drilling rig contracts and to retain employees to drill for and develop reserves, ability to acquire natural gas and oil properties, the availability of economic expansion or development opportunities, political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions, population growth rates and demographic patterns, market demand for energy from plants or facilities, changes in tax rates or policies, unanticipated project delays or changes in project costs, unanticipated changes in operating expenses or capital expenditures, labor negotiations or disputes, changes in credit ratings or capital market conditions, inflation rates, inability of the various counterparties to meet their contractual obligations, changes in accounting principles and/or the application of such principles to the company, changes in technology and legal proceedings, and the ability to effectively integrate the operations of acquired companies. For further discussion refer to the company's most recent Form 10-Q at Item 2 - Management's Discussion and Analysis - Safe Harbor for Forward-looking Statements.

MDU Resources Group, Inc. provides energy, value-added natural resource products and related services that are essential to our country's energy, transportation and communication infrastructure. MDU Resources includes electric and natural gas utilities, a natural gas pipeline, utility services, natural gas and oil production, construction materials and mining, and energy services. For more information about MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.



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Contact:

Vernon A. Raile
Vice President, Controller and Chief Accounting Officer
701-222-7623